UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2016

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

The Board of Directors (the “Board”) of Tesco Corporation (the “Company”) appointed Mr. Douglas R. Ramsay to the Board, effective November 30, 2016, to serve until the next annual general meeting (the “Meeting”). There are no arrangements or understandings between Mr. Ramsay and any other persons pursuant to which this individual was selected as a director, and he does not have direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Ramsay will be paid in accordance with the terms described in the section titled “Non-Employee Director Compensation” that begins on page 12 of the Company’s Proxy Statement dated March 15, 2016, which is incorporated by reference.

Mr. Douglas R. Ramsay: Mr. Ramsay has been appointed to sit on the Compensation Committee and the Corporate Governance and Nominating Committee. Mr. Ramsay was a founder of Calfrac Well Services Ltd. (TSE: CFW), and retired as Chief Executive Officer of that company in December 2013, a position he held since the company’s inception in September 1999. Mr. Ramsey has been a member of the board of directors of Calfrac Well Services Ltd. since September 1999, and has also served as Vice Chairman of the board of directors since January 2014. Mr. Ramsay has an extensive background in the oil and natural gas industry, having served as the President of Canadian Fracmaster Ltd. from 1992 to 1994, and a member of that company’s board of directors for that same period. Mr. Ramsay received his Petroleum Engineering Technologies diploma from the Southern Alberta Institute of Technology in 1977. Mr. Ramsay is a resident of Okotoks, Alberta, Canada. Mr. Ramsay’s independence and experience as a public company executive in the energy industry qualify him to serve on our Board. The Company issued a press release on November 30, 2016 which is provided as Exhibit 99.1 hereto.

(e) Indemnity Agreement

Effective November 30, 2016, the Company entered into an Indemnity Agreement with its newest member of the Board, Mr. Ramsay. The agreement has identical terms to the Indemnity Agreements in place with the other members of the Board. The Indemnity Agreement provides that the Company will indemnify the director to the fullest extent permitted by law for claims arising as a result of such individual serving as a director of the Company. The Company agrees to maintain insurance for such obligations, but its indemnity obligations are not limited by its insurance policies. The Company further agrees to advance funds for payment of certain expenses related to indemnified claims. The foregoing description is qualified in its entirety by reference to the Form of Director Indemnity Agreement filed April 6, 2009 as exhibit 10.1 to the Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01    Exhibits.

(d)

99.1    Press Release dated November 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: November 30, 2016	By:	/s/ Christopher L. Boone
Christopher L. Boone Senior Vice President and Chief Financial Officer